Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business  Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

December 22, 2011

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greenwind NRG Inc.
Dublin, Ireland

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by Greenwind NRG Inc. of our report dated December 14, 2011, relating to the financial statements of Greenwind NRG, Inc., as of October 31, 2011 and 2010 and for the periods then ended and for the period from February 25, 2010 (inception) to October 31, 2011, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
------------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan